Exhibit 99.B(d)(1)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS II

and
VICTORY CAPITAL MANAGEMENT INC.

Dated: May 21, 2015

ETFs

Fund Name	Fee*	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares Developed Enhanced Volatility Wtd ETF	0.40%	December 5, 2018	December 31, 2019
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares International Volatility Wtd ETF	0.40%	December 5, 2018	December 31, 2019
VictoryShares Emerging Market Volatility Wtd ETF	0.45%	December 5, 2018	December 31, 2019
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares International High Div Volatility Wtd ETF	0.40%	December 5, 2018	December 31, 2019
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.45%	December 5, 2018	December 31, 2019
VictoryShares Dividend Accelerator ETF	0.30%	December 5,2018	December 31, 2019
VictoryShares Quality Growth ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares Quality Value ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares Global Multi-Factor Minimum Volatility ETF	0.35%	December 5, 2018	December 31, 2019
VictoryShares International Multi-Factor Minimum Volatility ETF	0.40%	December 5, 2018	December 31, 2019

A-1

MUTUAL FUNDS

	Name of Fund	Fee*	Last Approved	Must Be Approved By
1.	Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 5, 2018	December 31, 2019
2.	Victory Market Neutral Income Fund	0.60%	December 5, 2018	December 31, 2019

*Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Current as of December 5, 2018

VICTORY PORTFOLIOS II

By:	/s/ Christopher K. Dyer
Name:	Christopher K. Dyer
Title:	President

Accepted:
VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo
Name:	Michael Policarpo II
Title:	Chief Operating Officer

A-2